Exhibit 99

Snap-on Announces Third Quarter 2020 Results

Diluted EPS of $3.28 increases 10.8%;

Operating margin before financial services of 19.7% improves 110 basis points;

Reported net sales up 4.4%; Organic net sales up 3.8%

KENOSHA, Wis.--(BUSINESS WIRE)--October 22, 2020--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2020.

  Net sales of $941.6 million in the third quarter of 2020 increased $39.8 million, or 4.4% from 2019 levels, reflecting a $34.6 million, or 3.8%, organic sales gain, $4.2 million of favorable foreign currency translation, and $1.0 million of acquisition-related sales.
  Operating earnings before financial services for the quarter of $185.7 million, or 19.7% of sales, including $4.5 million of unfavorable foreign currency effects and $1.5 million of direct costs associated with COVID-19, improved $18.0 million, or 10.7%, from $167.7 million, or 18.6% of sales, in 2019.
  Financial services revenue in the quarter of $85.8 million increased $1.7 million from 2019 levels; financial services operating earnings of $65.6 million compared to $61.0 million last year.
  Consolidated operating earnings for the quarter of $251.3 million, including $4.3 million of unfavorable foreign currency effects and $1.5 million of direct costs associated with COVID-19, compared to $228.7 million last year. As a percentage of revenues (net sales plus financial services revenue), consolidated operating earnings were 24.5% and 23.2% in the third quarters of 2020 and 2019, respectively.
  The third quarter effective income tax rate was 23.4% in 2020 and 23.5% in 2019.
  Net earnings of $179.7 million, or $3.28 per diluted share, compared to $164.6 million, or $2.96 per diluted share, a year ago.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

“We’re encouraged by Snap-on’s third quarter, which included sequential improvements in each of our operations, as well as overall year-over-year progress,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “The momentum we experienced in the month of June continued in the period, confirming the ongoing accommodation to the virus as we deploy measures to proceed safely in the COVID-19 environment. Despite the turbulence of these times, our performance rose, even as we maintained and expanded our advantages in product, brand, and people. To that end, the benefits of Snap-on Value Creation Processes continued to be realized in a variety of ways. We were honored again this year with product awards from both Motor Magazine and Professional Tool & Equipment News, demonstrating our deep understanding of work and our ability to translate that insight into winning innovations that add to the considerable strength of our line-up. At the same time, while prioritizing the health and well-being of all our constituents, we remain focused on seizing the abundant opportunities inherent in our essential business segments and on driving improvements that we believe will combine to author overall progress going forward. Finally, and especially in the current conditions, I want to thank our franchisees and associates worldwide for their ongoing dedication, continued contributions, and unfailing confidence in our future.”

Segment Results

Commercial & Industrial Group segment net sales of $308.4 million in the quarter compared to $335.3 million last year, reflecting a $29.1 million, or 8.6%, organic sales decline and $2.2 million of favorable foreign currency translation. The organic decrease includes lower sales to customers in critical industries and in the segment’s Asia Pacific operations.

Operating earnings of $43.1 million in the period, including $0.8 million of COVID-19-related costs and $1.4 million of unfavorable foreign currency effects, compared to $48.3 million in 2019. The operating margin (operating earnings as a percentage of segment net sales) of 14.0% compared to 14.4% a year ago.

Snap-on Tools Group segment net sales of $449.8 million in the quarter compared to $385.2 million last year, reflecting a $62.8 million, or 16.2%, organic sales gain and $1.8 million of favorable foreign currency translation. The organic increase reflects higher sales in both the United States and in the segment’s international operations.

Operating earnings of $87.1 million in the period, including $0.4 million of COVID-19-related costs and $2.9 million of unfavorable foreign currency effects, increased $34.1 million from 2019 levels, and the operating margin of 19.4% compared to 13.8% last year.

Repair Systems & Information Group segment net sales of $317.5 million in the quarter compared to $322.7 million last year, reflecting a $7.0 million, or 2.2%, organic sales decrease, $1.0 million of acquisition-related sales, and $0.8 million of favorable foreign currency translation. The organic decrease includes lower sales to OEM dealerships, partially offset by higher sales of diagnostics and repair information products to independent repair shop owners and managers.

Operating earnings of $80.1 million in the period, including $0.2 million of COVID-19-related costs and $0.2 million of unfavorable foreign currency effects, decreased $3.2 million from 2019 levels, and the operating margin of 25.2% compared to 25.8% a year ago.

Financial Services operating earnings of $65.6 million on revenue of $85.8 million in the quarter compared to operating earnings of $61.0 million on revenue of $84.1 million a year ago. Originations of $252.8 million in the third quarter decreased $0.7 million, or 0.3%, from 2019 levels.

Corporate expenses of $24.6 million in the third quarter of 2020 compared to $16.9 million last year.

Outlook

COVID-19 has spread across the globe during 2020 and is impacting economic activity worldwide. Snap-on experienced sequential improvements in the third quarter as our operations continued accommodating to the related risks while safely pursuing opportunities in the COVID-19 environment. In the near term, the company believes there will be continued accommodations to the virus-related turbulence, but that the trajectory of progress may be uncertain due to the evolving nature and duration of the pandemic.

Snap-on expects to maintain focus on its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, the company expects that capital expenditures in 2020 will be in a range of $75 million to $85 million, of which $39.1 million was incurred in the first nine months of the year. Snap-on continues to respond to the global macroeconomic challenges through its Rapid Continuous Improvement (RCI) process and other cost reduction initiatives.

Snap-on currently anticipates that its full year 2020 effective income tax rate will be in the range of 23% to 25%.

Conference Call and Webcast on October 22, 2020, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 22, 2020, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitates comparisons of our sales performance with prior periods.

For the nine months ended September 26, 2020, the company is including operating earnings before financial services, consolidated operating earnings, net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of $11.5 million of restructuring charges ($9.3 million after tax) for exit and disposal activities that occurred in the six months ended June 27, 2020.

For the nine months ended September 28, 2019, the company is including operating earnings before financial services, consolidated operating earnings, net earnings and diluted earnings per share, all as adjusted to exclude the impact of an $11.6 million benefit ($8.7 million after tax) from a legal settlement that occurred in the three months ended March 30, 2019.

Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2020 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and any Quarterly Reports on Form 10-Q, which all are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

Net sales	$941.6	$901.8	$2,518.1	$2,774.8
Cost of goods sold	(472.1)	(453.7)	(1,285.8)	(1,381.3)
Gross profit	469.5	448.1	1,232.3	1,393.5
Operating expenses	(283.8)	(280.4)	(816.6)	(848.5)
Operating earnings before financial services	185.7	167.7	415.7	545.0

Financial services revenue	85.8	84.1	256.3	253.8
Financial services expenses	(20.2)	(23.1)	(76.2)	(70.1)
Operating earnings from financial services	65.6	61.0	180.1	183.7

Operating earnings	251.3	228.7	595.8	728.7
Interest expense	(13.8)	(12.0)	(38.6)	(36.9)
Other income (expense) – net	2.8	2.8	6.3	6.4
Earnings before income taxes and equity earnings	240.3	219.5	563.5	698.2
Income tax expense	(55.1)	(50.4)	(130.9)	(162.9)
Earnings before equity earnings	185.2	169.1	432.6	535.3
Equity earnings (loss), net of tax	(0.5)	0.1	—	0.9
Net earnings	184.7	169.2	432.6	536.2
Net earnings attributable to noncontrolling interests	(5.0)	(4.6)	(14.5)	(13.3)
Net earnings attributable to Snap-on Inc.	$179.7	$164.6	$418.1	$522.9

Net earnings per share attributable to Snap-on Inc.:
Basic	$3.31	$2.99	$7.69	$9.47
Diluted	3.28	2.96	7.62	9.34

Weighted-average shares outstanding:
Basic	54.3	55.0	54.4	55.2
Effect of dilutive securities	0.5	0.7	0.5	0.8
Diluted	54.8	55.7	54.9	56.0

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
Net sales:
Commercial & Industrial Group	$308.4	$335.3	$870.2	$992.8
Snap-on Tools Group	449.8	385.2	1,149.0	1,201.2
Repair Systems & Information Group	317.5	322.7	877.1	999.5
Segment net sales	1,075.7	1,043.2	2,896.3	3,193.5
Intersegment eliminations	(134.1)	(141.4)	(378.2)	(418.7)
Total net sales	941.6	901.8	2,518.1	2,774.8
Financial Services revenue	85.8	84.1	256.3	253.8
Total revenues	$1,027.4	$985.9	$2,774.4	$3,028.6

Operating earnings:
Commercial & Industrial Group	$43.1	$48.3	$97.5	$143.7
Snap-on Tools Group	87.1	53.0	174.1	191.5
Repair Systems & Information Group	80.1	83.3	208.0	255.5
Financial Services	65.6	61.0	180.1	183.7
Segment operating earnings	275.9	245.6	659.7	774.4
Corporate	(24.6)	(16.9)	(63.9)	(45.7)
Operating earnings	251.3	228.7	595.8	728.7
Interest expense	(13.8)	(12.0)	(38.6)	(36.9)
Other income (expense) – net	2.8	2.8	6.3	6.4
Earnings before income taxes and equity earnings	$240.3	$219.5	$563.5	$698.2

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	September 26,	December 28,
	2020	2019
Assets
Cash and cash equivalents	$787.5	$184.5
Trade and other accounts receivable – net	618.9	694.6
Finance receivables – net	532.1	530.1
Contract receivables – net	113.3	100.7
Inventories – net	764.4	760.4
Prepaid expenses and other assets	122.0	110.2
Total current assets	2,938.2	2,380.5

Property and equipment – net	505.4	521.5
Operating lease right-of-use assets	51.0	55.6
Deferred income tax assets	47.3	52.3
Long-term finance receivables – net	1,122.3	1,103.5
Long-term contract receivables – net	367.2	360.1
Goodwill	938.5	913.8
Other intangibles – net	241.6	243.9
Other assets	56.1	62.3
Total assets	$6,267.6	$5,693.5

Liabilities and Equity
Notes payable and current maturities of long-term debt	$267.9	$202.9
Accounts payable	206.0	198.5
Accrued benefits	53.6	53.3
Accrued compensation	82.5	53.9
Franchisee deposits	85.9	68.2
Other accrued liabilities	421.1	370.8
Total current liabilities	1,117.0	947.6

Long-term debt	1,181.8	946.9
Deferred income tax liabilities	63.5	69.3
Retiree health care benefits	31.5	33.6
Pension liabilities	103.7	122.1
Operating lease liabilities	33.6	37.5
Other long-term liabilities	95.7	105.7
Total liabilities	2,626.8	2,262.7

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	386.3	379.1
Retained earnings	5,014.9	4,779.7
Accumulated other comprehensive loss	(465.6)	(507.9)
Treasury stock at cost	(1,384.0)	(1,309.2)
Total shareholders' equity attributable to Snap-on Inc.	3,619.0	3,409.1
Noncontrolling interests	21.8	21.7
Total equity	3,640.8	3,430.8
Total liabilities and equity	$6,267.6	$5,693.5

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	September 26,	September 28,
	2020	2019
Operating activities:
Net earnings	$184.7	$169.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18.1	17.4
Amortization of other intangibles	5.8	5.5
Provision for losses on finance receivables	9.8	11.4
Provision for losses on non-finance receivables	4.6	5.7
Stock-based compensation expense	5.6	4.6
Deferred income tax benefit	(6.6)	(1.7)
Loss on sales of assets	0.5	0.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(54.0)	(12.3)
Contract receivables	(15.0)	(15.9)
Inventories	28.4	(44.5)
Prepaid and other assets	17.8	10.0
Accounts payable	18.4	(7.4)
Accruals and other liabilities	5.9	(11.1)
Net cash provided by operating activities	224.0	131.1

Investing activities:
Additions to finance receivables	(196.9)	(197.0)
Collections of finance receivables	185.2	181.6
Capital expenditures	(10.1)	(29.6)
Acquisitions of businesses, net of cash acquired	—	(29.6)
Disposals of property and equipment	0.5	(0.1)
Other	2.5	(2.1)
Net cash used by investing activities	(18.8)	(76.8)

Financing activities:
Net increase in other short-term borrowings	2.3	65.1
Cash dividends paid	(58.8)	(52.3)
Purchases of treasury stock	(45.1)	(59.7)
Proceeds from stock purchase and option plans	2.7	1.6
Other	(6.2)	(4.2)
Net cash used by financing activities	(105.1)	(49.5)

Effect of exchange rate changes on cash and cash equivalents	1.2	(1.3)
Increase in cash and cash equivalents	101.3	3.5

Cash and cash equivalents at beginning of period	686.2	164.0
Cash and cash equivalents at end of period	$787.5	$167.5

Supplemental cash flow disclosures:
Cash paid for interest	$(19.6)	$(21.4)
Net cash paid for income taxes	(104.5)	(48.3)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	September 26,	September 28,
	2020	2019
Operating activities:
Net earnings	$432.6	$536.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	54.3	52.2
Amortization of other intangibles	17.2	16.3
Provision for losses on finance receivables	41.2	35.8
Provision for losses on non-finance receivables	16.3	14.4
Stock-based compensation expense	12.5	18.7
Deferred income tax provision (benefit)	(8.5)	10.7
Loss on sales of assets	0.7	0.8
Settlement of treasury lock	1.4	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	58.5	(8.4)
Contract receivables	(26.8)	(12.9)
Inventories	(3.6)	(97.3)
Prepaid and other assets	(0.3)	(17.0)
Accounts payable	10.3	9.2
Accruals and other liabilities	85.2	(80.8)
Net cash provided by operating activities	691.0	477.9

Investing activities:
Additions to finance receivables	(611.5)	(628.1)
Collections of finance receivables	542.7	565.1
Capital expenditures	(39.1)	(77.8)
Acquisitions of businesses, net of cash acquired	(6.1)	(38.9)
Disposals of property and equipment	1.4	0.3
Other	(1.6)	(1.3)
Net cash used by investing activities	(114.2)	(180.7)

Financing activities:
Proceeds from issuance of long-term debt	489.9	—
Net increase (decrease) in other short-term borrowings	(187.7)	46.9
Cash dividends paid	(176.5)	(157.6)
Purchases of treasury stock	(95.6)	(167.2)
Proceeds from stock purchase and option plans	16.5	26.2
Other	(19.3)	(18.5)
Net cash provided (used) by financing activities	27.3	(270.2)

Effect of exchange rate changes on cash and cash equivalents	(1.1)	(0.4)
Increase in cash and cash equivalents	603.0	26.6

Cash and cash equivalents at beginning of year	184.5	140.9
Cash and cash equivalents at end of period	$787.5	$167.5

Supplemental cash flow disclosures:
Cash paid for interest	$(41.2)	$(44.8)
Net cash paid for income taxes	(131.9)	(140.5)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

Net sales	$941.6	$901.8	$—	$—
Cost of goods sold	(472.1)	(453.7)	—	—
Gross profit	469.5	448.1	—	—
Operating expenses	(283.8)	(280.4)	—	—
Operating earnings before financial services	185.7	167.7	—	—

Financial services revenue	—	—	85.8	84.1
Financial services expenses	—	—	(20.2)	(23.1)
Operating earnings from financial services	—	—	65.6	61.0

Operating earnings	185.7	167.7	65.6	61.0
Interest expense	(13.8)	(11.9)	—	(0.1)
Intersegment interest income (expense) – net	16.5	17.3	(16.5)	(17.3)
Other income (expense) – net	2.8	2.9	—	(0.1)
Earnings before income taxes and equity earnings	191.2	176.0	49.1	43.5
Income tax expense	(42.4)	(39.2)	(12.7)	(11.2)
Earnings before equity earnings	148.8	136.8	36.4	32.3
Financial services – net earnings attributable to Snap-on	36.4	32.3	—	—
Equity earnings (loss), net of tax	(0.5)	0.1	—	—
Net earnings	184.7	169.2	36.4	32.3
Net earnings attributable to noncontrolling interests	(5.0)	(4.6)	—	—
Net earnings attributable to Snap-on	$179.7	$164.6	$36.4	$32.3

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

Net sales	$2,518.1	$2,774.8	$—	$—
Cost of goods sold	(1,285.8)	(1,381.3)	—	—
Gross profit	1,232.3	1,393.5	—	—
Operating expenses	(816.6)	(848.5)	—	—
Operating earnings before financial services	415.7	545.0	—	—

Financial services revenue	—	—	256.3	253.8
Financial services expenses	—	—	(76.2)	(70.1)
Operating earnings from financial services	—	—	180.1	183.7

Operating earnings	415.7	545.0	180.1	183.7
Interest expense	(38.5)	(36.7)	(0.1)	(0.2)
Intersegment interest income (expense) – net	51.1	52.8	(51.1)	(52.8)
Other income (expense) – net	6.3	6.5	—	(0.1)
Earnings before income taxes and equity earnings	434.6	567.6	128.9	130.6
Income tax expense	(97.5)	(129.1)	(33.4)	(33.8)
Earnings before equity earnings	337.1	438.5	95.5	96.8
Financial services – net earnings attributable to Snap-on	95.5	96.8	—	—
Equity earnings, net of tax	—	0.9	—	—
Net earnings	432.6	536.2	95.5	96.8
Net earnings attributable to noncontrolling interests	(14.5)	(13.3)	—	—
Net earnings attributable to Snap-on	$418.1	$522.9	$95.5	$96.8

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	September 26,	December 28,	September 26,	December 28,
	2020	2019	2020	2019
Assets
Cash and cash equivalents	$787.2	$184.4	$0.3	$0.1
Intersegment receivables	11.3	14.2	—	—
Trade and other accounts receivable – net	617.8	693.5	1.1	1.1
Finance receivables – net	—	—	532.1	530.1
Contract receivables – net	7.0	6.8	106.3	93.9
Inventories – net	764.4	760.4	—	—
Prepaid expenses and other assets	122.7	111.8	8.3	7.0
Total current assets	2,310.4	1,771.1	648.1	632.2

Property and equipment – net	503.8	519.8	1.6	1.7
Operating lease right-of-use assets	48.6	52.9	2.4	2.7
Investment in Financial Services	347.0	340.5	—	—
Deferred income tax assets	24.6	32.7	22.7	19.6
Intersegment long-term notes receivable	302.9	755.5	—	—
Long-term finance receivables – net	—	—	1,122.3	1,103.5
Long-term contract receivables – net	13.3	16.0	353.9	344.1
Goodwill	938.5	913.8	—	—
Other intangibles – net	241.6	243.9	—	—
Other assets	67.8	73.0	0.2	0.2
Total assets	$4,798.5	$4,719.2	$2,151.2	$2,104.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$17.9	$202.9	$250.0	$—
Accounts payable	204.9	197.3	1.1	1.2
Intersegment payables	—	—	11.3	14.2
Accrued benefits	53.6	53.2	—	0.1
Accrued compensation	80.3	52.2	2.2	1.7
Franchisee deposits	85.9	68.2	—	—
Other accrued liabilities	392.8	353.7	37.3	25.7
Total current liabilities	835.4	927.5	301.9	42.9

Long-term debt and intersegment long-term debt	—	—	1,484.7	1,702.4
Deferred income tax liabilities	63.5	69.3	—	—
Retiree health care benefits	31.5	33.6	—	—
Pension liabilities	103.7	122.1	—	—
Operating lease liabilities	31.0	34.5	2.6	3.0
Other long-term liabilities	92.6	101.4	15.0	15.2
Total liabilities	1,157.7	1,288.4	1,804.2	1,763.5

Total shareholders' equity attributable to Snap-on	3,619.0	3,409.1	347.0	340.5
Noncontrolling interests	21.8	21.7	—	—
Total equity	3,640.8	3,430.8	347.0	340.5
Total liabilities and equity	$4,798.5	$4,719.2	$2,151.2	$2,104.0

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
AS REPORTED

Charges associated with exit and disposal activities ("restructuring charges")
Pre-tax restructuring charges	$—	$—	$(11.5)	$—
Income tax benefits	—	—	2.2	—
Restructuring charges, after tax	$—	$—	$(9.3)	$—

Weighted-average shares outstanding - diluted	54.8	55.7	54.9	56.0

Diluted EPS - restructuring charges	$—	$—	$(0.17)	$—

Benefit related to the settlement of a litigation matter ("legal settlement")
Pre-tax legal settlement	$—	$—	$—	$11.6
Income tax expense	—	—	—	(2.9)
Legal settlement, after tax	$—	$—	$—	$8.7

Weighted-average shares outstanding - diluted	54.8	55.7	54.9	56.0

Diluted EPS - legal settlement	$—	$—	$—	$0.15

ADJUSTED INFORMATION - NON-GAAP

1) Operating earnings before financial services
As reported	$185.7	$167.7	$415.7	$545.0
Restructuring charges	—	—	11.5	—
Legal settlement	—	—	—	(11.6)
As adjusted	$185.7	$167.7	$427.2	$533.4

Operating earnings before financial services as a percentage of sales
As reported	19.7%	18.6%	16.5%	19.6%
As adjusted	19.7%	18.6%	17.0%	19.2%

2) Operating earnings
As reported	$251.3	$228.7	$595.8	$728.7
Restructuring charges	—	—	11.5	—
Legal settlement	—	—	—	(11.6)
As adjusted	$251.3	$228.7	$607.3	$717.1

Operating earnings as a percentage of revenue
As reported	24.5%	23.2%	21.5%	24.1%
As adjusted	24.5%	23.2%	21.9%	23.7%

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures (continued)
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
ADJUSTED INFORMATION - NON-GAAP (continued)

3) Net earnings attributable to Snap-on Incorporated
As reported	$179.7	$164.6	$418.1	$522.9
Restructuring charges, after tax	—	—	9.3	—
Legal settlement, after tax	—	—	—	(8.7)
As adjusted	$179.7	$164.6	$427.4	$514.2

4) Diluted EPS
As reported	$3.28	$2.96	$7.62	$9.34
Restructuring charges, after tax	—	—	0.17	—
Legal settlement, after tax	—	—	—	(0.15)
As adjusted	$3.28	$2.96	$7.79	$9.19

5) Effective tax rate
As reported	23.4%	23.5%	23.8%	23.8%
Restructuring charges	—	—	-0.1%	—
Legal settlement	—	—	—	—
As adjusted	23.4%	23.5%	23.7%	23.8%

Contacts

For additional information, please visit www.snapon.com or contact:

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793